Exhibit 99.1

ORGANICELL REGENERATIVE MEDICINE, INC. PROVIDES UPDATES OF CLINICAL TRIAL ACTIVITIES

PRESS RELEASE

Miami, FL (December 29, 2021) — Organicell Regenerative Medicine, Inc. (OTCQB:OCEL), a clinical-stage biopharmaceutical company dedicated to the development of regenerative therapies, is pleased to provide its stockholders and the investment community with the following updates regarding its approved Investigational New Drug Applications (“IND”) and other clinical trial related activities surrounding ZofinTM, its principal product. Zofin™ (also known as OrganicellTM Flow), is an acellular, biologic therapeutic derived from perinatal sources and is manufactured to retain naturally occurring microRNAs, without the addition or combination of any other substance or diluent. This product contains over 300 growth factors, cytokines, chemokines, and 102 unique microRNAs as well as other exosomes/nanoparticles derived from perinatal tissues.

Background:

To date, the Company has obtained certain IND and emergency IND (“eIND”) approvals from the U.S. Food and Drug Administration (the “FDA”), including applicable Institutional Review Board (“IRB”) approvals which authorized the Company to commence clinical trials or treatments in connection with the use of Zofin™ and related treatment protocols.

In connection with the Company’s approved eINDs, the approvals authorize physicians to treat their patients with ZofinTM under a specified protocol when there is no comparable or satisfactory therapy option available for an individual patient who has a serious or immediately life-threatening disease. These are not formal clinical trials and the Company is not given access to full patient data associated with such treatments. Following FDA’s reporting requirements, the Company submitted an annual report for all of the eINDs to the FDA to formally close each of the eINDs. The annual report consists of a written summary of the results including any adverse effects.

For each of the Company’s approved eIND’s described below, the approved protocol consisted of administering three or four individual doses of ZofinTM over an 8-day period and monitoring the patient for a period of 21-days from the date of administering the initial dose.

The use of an eIND for “expanded access” is primarily to treat patients with the investigational drug and not to answer safety or efficacy questions about the drug.

With respect to the Company’s approved INDs and ongoing clinical trials, until such time that the clinical trial is closed and the associated data is reviewed and analyzed by third parties, the Company is not privy to actual patient outcomes and is unable to provide updates on the results of such clinical trials.

To date, there has not been a severe adverse event that has been reported to be associated with the use of Zofin™.

Summary Update:

The information provided below represents the Company’s most up to date information regarding results from the Company’s FDA approved and submitted eINDs and approved phase I/II INDs and other trial related activities:

For each of the patients that have been treated under the Company’s approved eIND’s described below, the Company had endeavored to obtain initial and follow-up patient information beginning with the initial date that ZofinTM was administered. As stated earlier, the collection of this information was not required by applicable FDA regulations, but the Company desired to obtain such information in an effort to support and improve its ongoing research and development activities. The patient outcome information provided below for each eIND identified is based on information provided by the patient’s treating physicians, has not been audited and/or verified by the Company or by any independent third party for accuracy or completeness and the Company does not make any representations as to the accuracy or completeness of such information. Furthermore, the Company is not making any claims and/or inferences as to any direct or indirect correlation of the reported patient outcomes and the use of ZofinTM by providing such information.

1.	eIND#22370 approved on 05/11/2020 - Treatment for Acute hypoxic respiratory failure with ARDS secondary to COVID-19 infection for single patient. Patient required mechanical ventilation prior to treatment and developed acute metabolic encephalopathy with ICU delirium along with acute kidney injury and anemia. The patient was treated in May 2020. Patient’s respiratory function at 21-days post treatment, transitioned from a 21% t-collar to room air PMV and decannulation on day 26. The physician reported that patient was discharged from hospital after 29-days post treatment. The single eIND was closed during FDA’s annual reporting.

2.	eIND#22371 approved on 05/11/2020 - Treatment for Acute hypoxic respiratory secondary to bilateral pneumonia secondary to COVID-19 with ARDS for single patient. Patient had also developed acute kidney failure due to sepsis and was placed on hemodialysis. The patient was treated in May 2020. During the course of the treatment, patient’s respiratory function transitioned from CPAP 5 PS 10 30% ventilation to 30% T-Collar ventilation by day 28. The patient’s acute delirium improved. During the observational 21-day period, the physician reported that the patient remained in the step-down unit and required regular hemodialysis treatment due to the kidney injury. The physician reported that the patient passed away 104 days after treatment. The single eIND was closed during FDA’s annual reporting.

3.	eIND#22897 approved on 05/29/2020 – Treatment for Acute respiratory failure with hypoxia, secondary to COVID-19 with ARDS for single patient. Patient had respiratory impairment due to ARDS and an acute kidney injury that required regular hemodialysis. The patient was treated in June 2020. After receiving the treatment, the patient’s respiratory function improved with a complete decannulation from oxygen therapy by day 4. The patient had a complete recovery of renal function, with decreased creatinine concentration levels, and was removed from hemodialysis by day 17. The physician indicated that the patient was discharged 26-days post treatment initiation. The single eIND was closed during FDA’s annual reporting.

4.	eIND#25426 approved on 07/24/2020 - Treatment of COVID-19 positive for single patient. The patient was treated in July 2020. The patient was experiencing fatigue, cough, and shortness of breath at rest and upon exertion. At baseline, the patient’s oxygen saturation was 94% with elevated inflammatory biomarkers TNF-a, IL-6, CRP, and D-dimer. Patient reported improvement in fatigue, cough, and shortness of breath by day 21. Furthermore, inflammatory biomarkers IL-6, CRP, and TNF-alpha all decreased into normal range within 21 days. The physician indicated that the patient reported returning to normal activity by day 28. The single eIND was closed during FDA’s annual reporting.

5.	eIND#25888 approved on 8/01/2020 - Treatment of post COVID-19 complication for single patient. The patient was treated in August 2020. Patient was experiencing shortness of breath, fevers, total malaise, arthropathies vomiting, diarrhea, headaches, and loss of smell. At baseline, bilateral pneumonia with shortness of breath was the primary factor that lead to the long-hauler diagnosis. Blood oxygen saturation level was 95%. The patient began to experience improvements in shortness of breath complications early in the treatment protocol. By the conclusion of the study, the physician indicated that the patient returned to normal with no observation of impairments or respiratory distress. The single eIND was closed during FDA’s annual reporting.

6.	eIND#26560 approved on 8/17/2020 - Treatment of post-COVID-19 complications for single patient. The patient was treated in August 2020. At baseline, the patient reported prolonged fatigue and shortness of breath. No abnormalities were found in chest x-ray images, oxygen saturation, or inflammatory biomarkers. 20 days post treatment, the physician indicated that the patient continued to experience post-COVID-19 fatigue, shortness of breath, muscle aches, and hair loss. The single eIND was closed during FDA’s annual reporting.

7.	eIND#26561 approved on 8/17/2020 - Treatment of post-COVID-19 complications for single patient. The patient was treated in August 2020. At baseline, the patient reported prolonged fatigue, shortness of breath, body aches and headaches. Significant improvements in fatigue, mental fog, and shortness of breath with exertion were reported 3 days after the 3rd dose. The physician indicated that the patient refused to have further follow up 3 days after the 3rd dose. The single eIND was closed during FDA’s annual reporting.

8.	eIND#26676 approved on 8/20/2020 - Treatment of respiratory failure due to COVID-19 infection for single patient. The patient was treated in August 2020. Patient was in ICU in severe critical condition prior to initiation of the treatment. The physician indicated that the patient passed away 5 days after initiation of the treatment, having received two of the three doses of ZofinTM as per the protocol. The single eIND was closed during FDA’s annual reporting

9.	eIND#26700 approved on 8/21/2020 - Treatment for ARDS associated with COVID-19 for a single patient. The patient was treated in August 2020. Patient was in ICU in severe critical condition prior to initiation of the treatment. The physician indicated that the patient passed away 7 days after initiation of the treatment, having received two of the three doses of ZofinTM as per the protocol. The single eIND was closed during FDA’s annual reporting.

10.	eIND#26776 approved on 8/25/2020 - Treatment of COVID-19 positive for single patient. The patient was treated in September 2020. Patient was experiencing significant fatigue, cough, and shortness of breath; inflammatory biomarker CRP was also elevated at baseline. Initial O2 saturation levels fluctuated from 88-95%. Significant improvements were first noted 2 days after the 2nd dose including a decrease in fever and overall improvement in wellbeing. At day 14, the physician reported that the patient returned to work, with a resolution of all reported symptoms. The patients O2 saturation returned to a stable 98% and CRP biomarker levels decreased to normal levels by day 14. The single eIND was closed during FDA’s annual reporting.

11.	eIND#26777 approved on 8/25/2020 - Treatment of COVID-19 positive for single patient. The patient was treated in September 2020. At baseline, patient was experiencing symptoms of fever, fatigue, cough, and shortness of breath. Patient first reported 25% improvement after the first dose and 95% improvement 2 days after the second dose. At the day 8 time point, the only clinical feature still present was an occasional cough. The physician reported that the patient returned to work 24 hours after the 3rd dose. The single eIND was closed during FDA’s annual reporting.

12.	eIND#26864 approved on 9/05/2020 - Treatment of COVID-19 positive for single patient. The patient was treated in September 2020. Patient was in ICU in severe critical condition, on ECMO, prior to initiation of the treatment. The patient received 4 doses of ZofinTM and the physician indicated that the patient remained stable on ECMO 21 days after the 1st dose. The physician reported that the patient passed away 41 days after treatment initiation. The single eIND was closed during FDA’s annual reporting.

13.	eIND#26821 approved on 9/22/2020 - Treatment of post COVID-19 complications for single patient. The patient was treated in September 2020. At time of initiation of the treatment, the patient reported symptoms to include generalized myalgias, headaches and fatigue. On day 60, the physician indicated that the patient reported marked improvement with arthralgias and achiness but still had complaints of fatigue, headaches and shortness of breath.. The single IND was closed during FDA’s annual reporting.

14.	eIND#26964 approved on 10/10/2020 - Treatment for ARDS associated with COVID-19 for single patient. The patient was treated in October 2020. Patient was in ICU for 16 days and in severe critical condition receiving 100% FiO2, PC mode of ventilator and PEEP 10 prior to initiation of treatment. The physician reported that the patient passed away 1 day after treatment initiation (only 1 dose of the protocol was administered). The single eIND was closed during FDA’s annual reporting.

15.	eIND#26972 approved on 10/14/2020 - Treatment for ARDS associated with COVID-19 for single patient. The patient was treated in October 2020. Patient was in ICU in severe critical condition prior to initiation of the treatment. The physician reported that the patient passed away 13 days after initiation of the first dose and having only received 2 of the 4 doses as per the protocol. The single eIND was closed during FDA’s annual reporting.

16.	eIND#26978 approved on 10/16/2020 - Treatment for ARDS associated with COVID-19 for single patient. The patient was treated in October 2020. Patient was in ICU suffering with pneumonia and respiratory failure. Initiation of treatment was 6-days post hospital admission and the patient received a total of 4 doses of ZofinTM. Physician reported patient was discharged and reported to be in stable condition with complete respiratory improvement. The single eIND was closed during FDA’s annual reporting.

17.	eIND#27128 approved on 12/04/2020 - Treatment of mild to moderate symptoms of COVID-19 for a single patient. The patient was treated in December 2020. Clinical features prior to infusion included low-grade fever, chills, muscle and joint aches, severe headaches, dry cough, feeling slightly breathless and fatigue. Upon day 13, physician reported the patient had less muscle and joint aches and increased energy. The single eIND was closed during FDA’s annual reporting.

18.	eIND#27165 approved on 12/15/2020 - Treatment of COVID-19 pneumonia and respiratory failure with ARDS for a single patient. The patient was treated in December 2020. Patient had a severely debilitating medical situation following COVID-19. Prior to the use of ZofinTM, patient required use of 100% oxygen non-rebreather face mask. The physician reported that the patient passed away 75 days after only receiving the initial dose of the protocol (only 1 dose of ZofinTM was administered, the patient refused the second and third doses at day 4 and 8 as prescribed by the protocol). The single eIND was closed during FDA’s annual reporting.

19.	Expanded Access to ZofinTM (OrganicellTM Flow) approved on 09/24/2020 - Treatment of Patients with COVID-19 Outpatient and Inpatient Population. The IRB was approved by the Institute of Regenerative and Cellular Medicine on December 16, 2020 (approval number: IRCM-2020-269). The trial was conducted at United Memorial Medical Center in Houston, Texas. The study enrolled a total of 11 subjects: adults between the age of 35 to 69 who were fighting COVID-19 infection and presented respiratory fatigue with and without exertion, cough, and shortness of breath and met all inclusion/exclusion criteria. One patient withdrew before receiving any doses of ZofinTM. Two subjects withdrew at day 14 post treatment with ZofinTM. As a result, eight subjects completed the day 30 follow-up and are included in the data analysis. The administration of ZofinTM in the trial was well tolerated in all enrolled subjects, with no adverse events. Chest X-ray data demonstrated that 75% of subjects had bilateral opacities caused by COVID-19 infection at day 0 (baseline), prior to treatment with ZofinTM and thirty (30) days after ZofinTM treatment, chest X-ray data showed 83% of treated subjects had normal lung imaging, indicating complete recovery. Upon such time that Organicell enrolls and submits additional patient data from the above-mentioned study, Organicell intends to submit the updated results of the trial to the FDA for approval of an amendment to the Company’s previously approved IND (NCT04384445) to perform a placebo-controlled Phase II clinical trial to confirm safety and efficacy in a randomized fashion.

20.	IND # 19881 approved on 04/30/2020 - A Phase I/II Randomized, Double Blinded, Placebo Trial to Evaluate the Safety and Potential Efficacy of Intravenous Infusion of OrganicellTM Flow for the Treatment of Moderate to Severe Acute Respiratory Syndrome (SARS) Related to COVID-19 Infection vs Placebo. IRB was approved by the Institute of Regenerative and Cellular Medicine (“IRCM”) on 06/04/2020 (approval number: IRCM-2020-254). The clinical trial is currently in process. A total of ten patients have been enrolled to the study thus far and currently the clinical trial is not enrolling subjects due to the challenges of enrolling the remaining study population.

21.	IND #27378 approved on 06/24/21. A Phase I/II Randomized, Double Blinded, Placebo Trial to Evaluate the Safety and Potential Efficacy of Intravenous Infusion of ZofinTM (OrganicellTM Flow) for the Treatment of Post COVID-19 Complications “Long Haulers” vs Placebo. The Company and the CRO are currently working to initiate the trial which the Company expects enrollment to begin during the quarter ending January 31, 2022, subject to the successful negotiation and execution of definitive agreements with the site facility where the study patients will be treated and the Company raising sufficient working capital to finance the trial, as to all of which no assurance can be given.

22.	IND # 23198 approved on 01/27/2021. A Phase I/II Double Blinded, Placebo Trial to Evaluate the Safety and Potential Efficacy of Intravenous Infusion of Zofin™ (OrganicellTM Flow) for the Treatment of patients diagnosed with chronic obstructive pulmonary disease (COPD). Expected to start trial during the quarter ending April 30, 2022. The Company and the CRO are currently working to initiate the trial which the Company expects enrollment to begin during the quarter ending April 30, 2022, subject to the successful negotiation and execution of definitive agreements with the site facility where the study patients will be treated and the Company raising sufficient working capital to finance the trial, as to all of which no assurance can be given.

23.	IND # 23788 approved on 04/06/2021. A Phase I/II Randomized, Double Blinded, Placebo Trial to Evaluate the Safety and Potential Efficacy of ZofinTM Infused Intravenously in Patients Suffering with Knee Osteoarthritis vs Placebo. The Company and the CRO are currently working to initiate the trial which the Company expects enrollment to begin during the quarter ending July 31, 2022, subject to the successful negotiation and execution of definitive agreements with the site facility where the study patients will be treated and the Company raising sufficient working capital to finance the trial, as to all of which no assurance can be given.

24.	In April 2021, we announced that an initial trial of ten COVID -19 patients in India conducted by CWI India, our Indian partner, generated positive results. The trial had been conducted by CWI India, our Indian partner with whom we had entered a product testing and distribution agreement in February 2021, to collaborate on a study or studies to evaluate the effects of Zofin™ on moderate to severe COVID-19 patients in India. The ten patients in the initial trial were treated at hospitals in Bangalore, Kozhikode and Chennai, and all ten patients recovered from their symptoms and were discharged from the hospital. Based on the initial results of this trial, CWI India has since been seeking to obtain government approval to conduct an expanded trial of up to sixty-five patients with moderate to severe COVID-19, who were to be treated at these hospitals. To date, CWI India has not obtained the required approval and it is uncertain if they will ultimately be successful in doing so. If approval is eventually obtained, we anticipate that CWI India will conduct the trials in a timely manner. If the results of the expanded trial prove to be positive, Organicell and CWI India intend to file with the ICMR (Indian Council for Medical Research) for Emergency Use Approval to use Zofin™ in India as a therapeutic for treating COVID-19.

25.	In May 2021, the Company announced that its ZofinTM therapy has been approved by Pakistani regulators to be used for a treatment of a single COVID-19 patient hospitalized at the Pakistan Institute of Medical Sciences under compassionate grounds. In addition to this compassionate grounds authorization, Organicell received further indications to begin a broader trial of ZofinTM with up to 60 additional patients suffering from moderate to severe COVID-19. The Company has already shared data with Pakistani regulatory authorities in the country in support of this effort. To date, the Company and the Company’s Pakistani partner for the proposed study have not obtained the required approvals and the Company is uncertain if they will ultimately be successful in doing so. If approval is eventually obtained, we anticipate that the trial will be conducted in a timely manner. In addition, in May 2021, Organicell also entered into a one-year exclusive distribution agreement with Apex Services Pakistan to import and distribute ZofinTM to hospitals and clinics in the country, subject to the issuance of all necessary approvals and licenses by the Drug Regulatory Authority of Pakistan, which as previously stated, have not yet been obtained.

About Zofin™

Zofin™ is an acellular biologic therapeutic derived from perinatal sources and is manufactured to retain naturally occurring microRNAs, without the addition or combination of any other substance or diluent. Zofin™ contains over 300 growth factors, cytokines, and chemokines as well as extracellular vesicles/nanoparticles.

About Organicell Regenerative Medicines, Inc.

Organicell Regenerative Medicine, Inc. (OTCQB: OCEL) is a clinical-stage biopharmaceutical company that harnesses the power of exosomes to develop innovative biological therapeutics for the treatment of degenerative diseases. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. Based in South Florida, the company was founded by Albert Mitrani, Chief Executive Officer and Dr. Mari Mitrani, Chief Scientific Officer. To learn more, please visit https://organicell.com/.

Forward-Looking Statements

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will”, “believes”, “expects”, “potential”, or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally, and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Joshua Rodriguez

Joshua@CNAFinance.com

(503) 464-6502

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